LETTER OF TRANSMITTAL

The undersigned, hereby elects to exchange and exercise, pursuant to the provisions of the Cardax, Inc. Warrant Exchange Offer, an outstanding warrant held by the undersigned to purchase shares of common stock of the Company at $0.625 per share (the “Original Warrant”), together with payment of $0.15 per share (the “Exchange Payment”), for shares of common stock of the Company (the “Exchange Shares”).

Original Warrant:

Warrant Certificate Number: ____________________ Number of Shares Underlying Warrant: ___________________

Registered Name of Warrant Holder: ________________________________________________________________

Beneficial Owner Name: __________________________________________________________________________

Beneficial Owner Title: ___________________________________________________________________________

Address: ______________________________________________________________________________________

Email: _________________________________ Phone: _________________________________________________

Tax Identification Number (please attach Form W-9): _____________________________________________________

Evidence of Ownership (please attach):	[ ] Original Warrant	[ ] Application for Lost Instrument Bond
(if you do not have the Original Warrant)

Number of Exchange Shares: _________________________________________

Exchange Payment:

Payment Amount (Number of Exchange Shares x $0.15 per share): $____________________________________

Method of Payment:	[ ]	Check payable to:	[ ]	Wire transfer directed to:
		Cardax Pharma, Inc.		Bank Name:
		2800 Woodlawn Drive		Routing Number:
		Suite 129		Account Name:
		Honolulu, HI 96822		Account Number:

Delivery Instructions: Please indicate how you would like your Exchange Shares to be issued. Note, if you do not specify how you would like your shares to be delivered, they will be placed in DRS Book Entry. If you wish to have your shares delivered via DWAC, you must have this form medallion guaranteed below.

[  ] PLEASE CHECK THIS BOX FOR DRS BOOK ENTRY ONLY (RECOMMENDED)

[  ] PLEASE CHECK THIS BOX FOR DELIVERY OF CERTIFICATED SHARES

[  ] PLEASE CHECK THIS BOX FOR DWAC. PROVIDE INSTRUCTIONS AND MEDALLION BELOW

Recipient Brokerage Firm:_________________________ DTC Participant Number:_________________________ Account Name:________________________________ Account Number: ______________________________

The undersigned hereby represents that (i) any Exchange Shares they receive will be acquired in the ordinary course of their business or for their own personal investment; (ii) they have no arrangement or understanding with any person to participate in the distribution of the Exchange Shares; (iii) they are not an “affiliate” of Company as defined in Rule 405 under the Securities Act; (iv) if they are not a broker-dealer, they are not engaged in and do not intend to engage in the distribution of the Exchange Shares; and (v) if they are a broker-dealer, they will receive Exchange Shares for their own account in exchange for Original Warrants that were acquired as a result of market-making activities or other trading activities and that they will deliver a prospectus in connection with any resale of such Exchange Shares.

Signature:	Date:

Name:	Title: